Exhibit 99.1

MoneyGram International Reports Third Quarter 2011 Financial Results

Money transfer fee and other revenue increases a strong 12 percent on a constant currency basis; Money transfer transaction volumes increased a robust 13 percent

DALLAS--(BUSINESS WIRE)--October 27, 2011--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the third quarter of 2011.

  On a constant currency basis, money transfer fee and other revenue continued to accelerate, increasing 12 percent in the third quarter of 2011 over the third quarter of 2010. On a reported basis money transfer fee and other revenue increased 15 percent versus prior year.
  Money transfer transaction volume increased 13 percent in the third quarter of 2011, led by 16 percent volume growth from money transfer transactions originated outside of the U.S., U.S.-to-U.S. transaction volume growth of 16 percent and U.S. outbound transaction volume growth of 9 percent.
  Global agent locations increased a strong 24 percent to 256,000, over the third quarter of 2010.
  Total revenue in the third quarter increased 10 percent to $321.9 million, compared with $292.9 million in the third quarter of 2010. Total fee and other revenue increased 10 percent to $318.0 million, from $288.5 million, in the third quarter of 2010.
  Net income for the quarter increased to $15.8 million from $10.0 million in the prior year’s quarter. EBITDA was $59.1 million, up from $57.3 million, in the third quarter of last year. Both net income and EBITDA were impacted in the third quarter of 2011 by:
    $6.4 million of restructuring and reorganization costs;
    $4.4 million of stock-based compensation;
    $1.3 million for certain legal accruals; and
    $0.9 million of asset impairment charges.
  Adjusted EBITDA for the third quarter increased 6 percent to $72.0 million from $68.0 million in the prior year. Adjusted EBITDA margin was 22.4 percent in the third quarter of 2011, compared with 23.2 percent in the same period last year. Adjusted EBITDA and Adjusted EBITDA margin were negatively impacted by increased marketing spend of $1.1 million, lower net investment revenue and lower operating income from the bill payment business as compared to the same period last year.
  Diluted income per common share was $0.03.

“Across the board, we had a great third quarter. In spite of continued global economic challenges we delivered market-leading transaction and revenue growth,” said Pamela H. Patsley, MoneyGram chairman and chief executive officer. “MoneyGram is a powerful brand, and through our focus on consumers, agents and partners we are intent on creating better value for our shareholders. The turn-around of MoneyGram is well on its way.”

Balance Sheet Items

MoneyGram ended the third quarter of 2011 with assets in excess of payment service obligations of $249.4 million, and outstanding debt principal of $840.0 million. Interest expense for the quarter decreased $2.5 million from prior year as result of continued delevering activities and the refinancing in May of 2011. Diluted weighted-average outstanding common shares, including common stock equivalents, for the quarter was 577.4 million.

Market Developments

Throughout the quarter MoneyGram expanded its base of revenue opportunities. A few key accomplishments include:

  Increasing the convenience to consumers by adding five national postal networks:
    India Post, the world’s largest distribution postal network in the world’s largest remittance receive market;
    Liban Post in Lebanon, the company’s first postal service agent in the Middle East;
    Post NL in the Netherlands and Iceland Post, establishing MoneyGram as the largest money transfer network in these countries; and
    Togo Post Office, a key agent for serving this rural West African nation.
  Developing new relationships enhancing its services and offerings with:
    SWIFT, an industry-owned co-operative that supplies secure messaging services and interface software to financial institutions. MoneyGram is the first global money transfer company to receive worker’s remittance member status;
    CashEdge Inc., the leading provider of Intelligent Money Movement™ services. This relationship adds MoneyGram’s money transfer services to CashEdge’s menu of options it provides to banks and other financial service companies.
    Cumberland Farms, the first agent to launch the MoneyGram® Xpress service and allow customers to purchase pre-packaged money transfers and redeem online or by telephone to complete the transaction; and
    AccountNow, becoming the first U.S.-based prepaid card program to provide MoneyGram’s money transfer products as an online agent beginning November 2011.
  Adding several new banks and retail locations, including:
    Three large banks in Uzbekistan --National Bank of Uzbekistan, Halq Bank (Peoples Bank of Uzbekistan) and Alokabank – adding 200 locations
    Oschad Bank in the Ukraine, adding 1,700 locations through a five-year agreement.
    Tameer Bank in Pakistan, increasing our agents in Pakistan to over 2,100
    CI Banco in Mexico expanding MoneyGram’s presence in Mexico City and key resort and port areas; and
    QC Holdings, a Kansas City-based payday loan company will offer MoneyGram money transfer, bill payments and money orders in over 300 locations

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment increased 12 percent to $298.9 million in the third quarter of 2011 from $266.2 million in the third quarter of 2010. The segment reported operating income of $39.1 million and an operating margin of 13.1 percent in the third quarter of 2011. Adjusted operating margin was 16.4 percent in the quarter, up from 16.0 percent in the prior year’s quarter. Segment margin was negatively impacted by increased marketing spend and lower operating income from the bill payment business.

During the third quarter of 2011, money transfer transaction volume increased 13 percent. Money transfer fee and other revenue increased 15 percent to $270.4 million compared with $235.0 million in the third quarter of 2010. On a constant currency basis, money transfer fee and other revenue improved a very strong 12 percent. The difference between transaction growth and constant currency revenue growth is primarily due to corridor mix.

Money transfer transactions originating outside of the U.S. increased an impressive 16 percent over the prior year. U.S.-to-U.S money transfer transaction volume continued its strong growth, increasing 16 percent. U.S. outbound transaction volume growth was 9 percent for the quarter. U.S. to Mexico transaction volume increased an impressive 13 percent.

Bill payment transaction volume decreased 5 percent, while fee and other revenue decreased 9 percent to $28.3 million in the third quarter of 2011 from $31.2 million in the third quarter of 2010. While down from prior year, MoneyGram’s bill payment business improved compared to the second quarter of 2011.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 13 percent to $22.5 million in the third quarter of 2011, from $26.0 million in the third quarter of 2010. Operating income was $5.5 million in the third quarter of 2011 down from $7.5 million in the third quarter of 2010. Operating margin in the third quarter of 2011 was 24.6 percent. Adjusted operating margin was 30.5 percent in the quarter down from 32.8 percent in the same period last year. Segment margin continues to be negatively impacted by declining investment revenue.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items) and Adjusted EBITDA margin. In addition, we also present Adjusted operating income and Adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9 a.m. EDT, 8 a.m. CDT, to discuss its third quarter 2011 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-587-0615 in the U.S. and +1-719-325-2244 internationally. The participant confirmation number is 7413618. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at 12 p.m. EDT on October 27 through 11:59 p.m. EDT on November 3, 2011. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 7413618.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 256,000 global money transfer agent locations in 192 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. (the “Company”) that are not historical and factual information contained herein, particularly those statements pertaining to the Company’s expectations, guidance or future operating results, may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives legal proceedings, future performance and business of the Company and its subsidiaries. Statements preceded by, followed by or that include words such as “estimates,” “expects,” “projects,” believes,” “intends,” “plans” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “could,” and “would” are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise publicly any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the risks and uncertainties described in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in Part II, Item 1A under the caption “Risk Factors” of our Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 as well as the following: (a) our substantial debt service obligations and our covenant requirements, which may impact our ability to obtain additional financing and to operate and grow our business and may make us more vulnerable to negative economic conditions; (b) in connection with the shareholder litigation concerning our recapitalization in 2011, the plaintiffs are seeking rescission of the recapitalization; (c) the special voting rights provided to THL’s designees on the Company’s Board of Directors give certain investors, including THL, control of the Company; (d) disruption in the financial markets or at financial institutions, which may adversely affect our liquidity, our agents’ liquidity, our access to credit and capital, our agents’ access to credit and capital and our earnings on our investment portfolio; (e) negative economic conditions generally and in geographic areas or industries that are important to our business, which may cause a decline in our transaction volume, and our ability to timely and effectively reduce our operating costs or take other actions in response to a significant decline in transaction volume; (f) a material slow down or complete disruption of international migration patterns, which could adversely affect our money transfer volume and growth rate; (g) a loss of material retail agent or biller relationships or a reduction in transaction volume from these relationships; (h) our ability to operate our official check and money order business profitably as a result of our revised pricing strategies; (i) litigation initiated by stockholders or government investigations of the Company or its agents, which could result in material settlements, fines, penalties or legal fees and could result in adverse publicity or regulatory sanctions for the Company; (j) our ability to maintain existing or establish new banking relationships, including the Company’s domestic and international clearing bank relationships, which could adversely affect our business, results of operations and our financial condition; (k) fluctuations in interest rates, which may negatively affect the net investment margin of our official check and money order business; (l) our ability to attract and retain key employees; (m) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (n) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products or services and infrastructure; (o) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights, which could harm our business; (p) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (q) failure by us or our agents to comply with the laws and regulatory requirements in the United States and abroad, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations developed thereunder, or changes in laws, regulations or other industry practices and standards, which could have an adverse effect on our results of operations, or change our relationships with our customers, investors and other stakeholders; (r) the Dodd-Frank Act, as well as regulations required thereby, and other laws or regulations that may be adopted in the future, which could adversely affect us; (s) increased regulation under the Dodd-Frank Act of financial services companies generally, including non-bank financial companies supervised by the Federal Reserve; (t) various provisions of the Consumer Financial Protection Act of 2010, which will result in a new regulator with new and expanded compliance requirements, which is likely to increase our costs; (u) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control, which could result in contravention of U.S. law or regulations by us or our agents, subject us to fines and penalties and cause us reputational harm; (v) a significant security or privacy breach in our facilities, networks or databases, which could harm our business; (w) a breakdown, catastrophic event, security breach, improper operation or other event impacting our systems or processes or the systems or processes of our vendors, agents and financial institution customers, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (x) our ability to scale our technology to match our business and transactional growth; (y) our ability to manage credit risks from our retail agents and official check financial institution customers, which risks may increase during negative economic conditions, which could harm our business; (z) our ability to manage fraud risks from consumers or certain agents, which risks may increase during negative economic conditions, which could harm our business; (aa) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses, which could harm our business; (bb) our business and results of operations may be adversely affected by political, economic or other instability in countries that are important to our business; (cc) as a deemed subsidiary of a bank holding company regulated under the Bank Holding Act of 1956, as amended, we are subject to supervision, regulation and regular examination by the Federal Reserve; (dd) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material adverse effect on our business; (ee) sales of a substantial number of shares of our common stock and common stock equivalents or the perception that significant sales could occur, which may depress the trading price of our common stock; (ff) if the Company issues a large amount of debt, it may be more difficult for the Company to obtain future financing and our cash flow may not be sufficient to make required payments or repay our indebtedness when it matures; (gg) our charter documents and Delaware law, which contain provisions that may have the effect of delaying, deterring or preventing a merger or change of control of our Company; (hh) our ability to continue to satisfy the NYSE criteria for listing on the exchange; (ii) changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events, which could adversely affect our results of operations and financial condition; (jj) our proposed reverse stock split, which, if consummated, may not realize the anticipated benefits, may decrease the liquidity of our common stock, and may increase the number of stockholders who own “odd lots;” and (kk) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE MONEYGRAM INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		2011 vs	Nine Months Ended September 30,		2011 vs
(Amounts in thousands, except per share data)	2011	2010	2010	2011	2010	2010

REVENUE
Fee and other revenue	$318,022	$288,494	$29,528	$912,105	$847,004	$65,101
Investment revenue	3,925	4,393	(468)	13,819	16,284	(2,465)
Total revenue	321,947	292,887	29,060	925,924	863,288	62,636
EXPENSES
Fee and other commissions expense	141,010	127,003	14,007	405,631	369,661	35,970
Investment commissions expense	99	181	(82)	350	601	(251)
Total commissions expense	141,109	127,184	13,925	405,981	370,262	35,719
Compensation and benefits	60,635	56,220	4,415	177,843	169,007	8,836
Transaction and operations support	57,375	46,984	10,391	166,378	143,149	23,229
Occupancy, equipment and supplies	11,090	12,528	(1,438)	34,480	34,672	(192)
Depreciation and amortization	11,413	11,497	(84)	34,958	35,884	(926)
Total operating expenses	281,622	254,413	27,209	819,640	752,974	66,666
OPERATING INCOME	40,325	38,474	1,851	106,284	110,314	(4,030)
Other (income) expense
Net securities gains	-	-	-	(32,816)	(2,115)	(30,701)
Interest expense	22,234	24,689	(2,455)	65,720	76,536	(10,816)
Other	770	-	770	15,626	-	15,626
Total other expense, net	23,004	24,689	(1,685)	48,530	74,421	(25,891)
Income before income taxes	17,321	13,785	3,536	57,754	35,893	21,861
Income tax expense	1,487	3,800	(2,313)	1,471	8,248	(6,777)
NET INCOME	$15,834	$9,985	$5,849	$56,283	$27,645	$28,638

Earnings (loss) per common share:
Basic	$0.03	$(0.30)	$0.33	$(1.35)	$(0.86)	$(0.49)
Diluted	$0.03	$(0.30)	$0.33	$(1.35)	$(0.86)	$(0.49)

Net income (loss) available to common stockholders:
Net income as reported	$15,834	$9,985	$5,849	$56,283	$27,645	$28,638
Accrued dividends on mezzanine equity	-	(31,981)	31,981	(30,934)	(92,017)	61,083
Accretion on mezzanine equity	-	(2,592)	2,592	(80,023)	(7,416)	(72,607)
Additional consideration issued in connection with conversion of mezzanine equity	-	-	-	(366,797)	-	(366,797)
Cash dividends paid on mezzanine equity	-	-	-	(20,477)	-	(20,477)
Net income (loss) available to common stockholders	$15,834	$(24,588)	$40,422	$(441,948)	$(71,788)	$(370,160)

Shares used in computing earnings per share: (1)
Basic	571,821	83,336	488,485	326,831	83,081	243,750
Diluted	577,408	83,336	494,072	326,831	83,081	243,750

(1) Includes common stock equivalents of 173.2 and 86.3 million for the three and nine months ended September 30, 2011, respectively. The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options, restricted stock and restricted stock units	23,603	38,605		41,067	36,546
Shares related to preferred stock	-	418,555		224,502	418,555

TABLE TWO MONEYGRAM INTERNATIONAL, INC. SEGMENT RESULTS (Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2011 vs	Nine Months Ended September 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money transfer revenue:
Fee and other revenue	$270,407	$234,980	$35,427	$766,198	$680,310	$85,888
Investment revenue	207	33	174	405	151	254
Bill payment revenue:
Fee and other revenue	28,278	31,194	(2,916)	85,905	96,051	(10,146)
Investment revenue	-	22	(22)	4	67	(63)
Total revenue	298,892	266,229	32,663	852,512	776,579	75,933

Commissions expense	140,857	125,935	14,922	404,149	366,230	37,919

Operating income	$39,083	$36,465	$2,618	$91,441	$95,128	$(3,687)

Operating margin	13.1%	13.7%		10.7%	12.2%

Financial Paper Products
	Three Months Ended September 30,		2011 vs	Nine Months Ended September 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money order revenue:
Fee and other revenue	$14,181	$15,795	$(1,614)	$43,568	$49,143	$(5,575)
Investment revenue	639	808	(169)	2,605	3,030	(425)
Official check revenue:
Fee and other revenue	4,947	6,162	(1,215)	16,162	19,524	(3,362)
Investment revenue	2,716	3,188	(472)	9,683	11,812	(2,129)
Total revenue	22,483	25,953	(3,470)	72,018	83,509	(11,491)

Commissions expense	332	960	(628)	1,912	3,098	(1,186)

Operating income	$5,533	$7,478	$(1,945)	$23,257	$27,955	$(4,698)

Operating margin	24.6%	28.8%		32.3%	33.5%

TABLE THREE MONEYGRAM INTERNATIONAL, INC. SEGMENT RECONCILIATIONS (Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2011 vs	Nine Months Ended September 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$298,892	$266,229	$32,663	$852,512	$776,579	$75,933

Adjusted operating income	$48,978	$42,613	$6,365	$115,890	$112,244	$3,646

Restructuring and reorganization costs	(6,160)	-	(6,160)	(14,050)	-	(14,050)
Stock-based compensation expense	(3,735)	(6,148)	2,413	(10,399)	(17,116)	6,717
Total adjustments	(9,895)	(6,148)	(3,747)	(24,449)	(17,116)	(7,333)

Operating income (as reported)	$39,083	$36,465	$2,618	$91,441	$95,128	$(3,687)

Adjusted operating margin	16.4%	16.0%		13.6%	14.5%
Total adjustments	(3.3%)	(2.3%)		(2.9%)	(2.2%)
Operating margin (as reported)	13.1%	13.7%		10.7%	12.2%

Financial Paper Products
	Three Months Ended September 30,		2011 vs	Nine Months Ended September 30,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$22,483	$25,953	$(3,470)	$72,018	$83,509	$(11,491)

Adjusted operating income	$6,859	$8,523	$(1,664)	$26,663	$30,868	$(4,205)

Restructuring and reorganization costs	(671)	-	(671)	(1,673)	-	(1,673)
Stock-based compensation expense	(655)	(1,045)	390	(1,733)	(2,913)	1,180
Total adjustments	(1,326)	(1,045)	(281)	(3,406)	(2,913)	(493)

Operating income (as reported)	$5,533	$7,478	$(1,945)	$23,257	$27,955	$(4,698)

Adjusted operating margin	30.5%	32.8%		37.0%	37.0%
Total adjustments	(5.9%)	(4.0%)		(4.7%)	(3.5%)
Operating margin (as reported)	24.6%	28.8%		32.3%	33.5%

TABLE FOUR MONEYGRAM INTERNATIONAL, INC. EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2011	2010	2011	2010

Income before income taxes	$17,321	$13,785	$57,754	$35,893
Interest expense	22,234	24,689	65,720	76,536
Depreciation and amortization	11,413	11,497	34,958	35,884
Amortization of agent signing bonuses	8,115	7,361	24,182	21,733
EBITDA	59,083	57,332	182,614	170,046

Significant items impacting EBITDA:
Net securities gains	-	-	(32,816)	(2,115)
Severance and related costs (1)	-	7	(31)	(185)
Restructuring and reorganization costs	6,375	1,628	17,259	3,563
Recapitalization costs (2)	(114)	-	5,407	-
Asset impairment charges (3)	884	20	2,686	1,520
Debt extinguishment (4)	-	-	5,220	-
Stock-based compensation expense	4,403	7,213	12,166	20,086
Legal accruals	1,341	1,810	3,954	1,810
Adjusted EBITDA	$71,972	$68,010	$196,459	$194,725

Adjusted EBITDA margin (5)	22.4%	23.2%	21.2%	22.6%

(1)	Severance and related costs from executive terminations occurring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2)	Represents professional and legal fees related to the 2011 Recapitalization.
(3)	Impairments of assets relate to the disposition of a business in 2011 and the sale of corporate aircraft in 2010.
(4)	Debt extinguishment loss upon the termination of the senior facility in connection with the 2011 Recapitalization.
(5)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Total Revenue.

TABLE FIVE MONEYGRAM INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Amounts in thousands, except share and per share data)	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	2,583,475	2,865,941
Receivables, net (substantially restricted)	1,084,927	982,319
Short-term investments (substantially restricted)	520,372	405,769
Available-for-sale investments (substantially restricted)	118,820	160,936
Property and equipment	108,005	115,111
Goodwill	428,691	428,691
Other assets	156,029	156,969
Total assets	$5,000,319	$5,115,736

LIABILITIES
Payment service obligations	$4,058,191	$4,184,736
Debt	839,199	639,946
Pension and other postretirement benefits	114,406	120,536
Accounts payable and other liabilities	96,683	113,647
Total liabilities	5,108,479	5,058,865

MEZZANINE EQUITY
Participating Convertible Preferred Stock - Series B, $0.01 par value, none at September 30, 2011 and 800,000 shares authorized, 495,000 shares issued at December 31, 2010	-	628,199
Participating Convertible Preferred Stock - Series B-1, $0.01 par value, none at September 30, 2011 and 500,000 shares authorized, 272,500 shares issued at December 31, 2010	-	371,154
Total mezzanine equity	-	999,353

STOCKHOLDERS' DEFICIT
Junior Participating Preferred Stock - Series A, $0.01 par value, none at September 30, 2011, 2,000,000 shares authorized, none issued at December 31, 2010	-	-
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 173,189 issued at September 30, 2011 and none at December 31, 2010	446,925	-
Common Stock, $0.01 par value, 1,300,000,000 shares authorized, 403,157,310 and 88,556,077 shares issued at September 30, 2011 and December 31, 2010, respectively	4,032	886
Additional paid-in capital	815,141	-
Retained loss	(1,219,666)	(771,544)
Accumulated other comprehensive loss	(27,257)	(31,879)
Treasury stock: 4,429,167 and 4,935,555 shares at September 30, 2011 and December 31, 2010, respectively	(127,335)	(139,945)
Total stockholders' deficit	(108,160)	(942,482)
Total liabilities, mezzanine equity and stockholders' deficit	$5,000,319	$5,115,736

TABLE SIX MONEYGRAM INTERNATIONAL, INC. ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS (Unaudited)

(Amounts in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Cash and cash equivalents	$2,583,475	$2,685,666	$2,776,009	$2,865,941
Receivables, net	1,084,927	1,038,766	956,945	982,319
Short-term investments	520,372	517,318	411,299	405,769
Available-for-sale investments	118,820	134,346	145,168	160,936
	4,307,594	4,376,096	4,289,421	4,414,965
Payment service obligations	(4,058,191)	(4,142,961)	(4,045,265)	(4,184,736)
Assets in excess of payment service obligations	$249,403	$233,135	$244,156	$230,229

CONTACT:
MoneyGram International, Inc.
Media:
Patty Sullivan, 214-303-9923
media@moneygram.com
Investors:
Alex Holmes, 214-999-7505
aholmes@moneygram.com